Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Municipal High Income Opportunity Fund 2
811-22123



Additional shares of the registrants securities have been registered under file number 333-159616 and have become effective on October 30, 2009, as stated in the Prospectus, containing a description of the Funds Common Shares.

A copy of such Prospectus is contained in the Funds 497 filing on November 4, 2009, accession number 0001193125-09-223683, and is herein incorporated by reference
as an exhibit to the Sub-Item 77I of Form N-SAR.